Registration No. 333-204742

Registration No. 333-134236

Registration No. 333-181188

Registration No. 333-128955

Registration No. 333-120721

Registration No. 333-110217

Registration No. 333-98491

Registration No. 333-67788

Registration No. 333-58560

Registration No. 333-50328

Registration No. 333-50326

Registration No. 333-40978

Registration No. 333-87777

Registration No. 333-60109

Registration No. 333-38145

Registration No. 333-38143

Registration No. 333-38141

Registration No. 033-94364

Registration No. 333-17525

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204742

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134236

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181188

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-128955

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-120721

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-110217

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-98491

POST-EFFECTIVE AMENDMENT NO. 6 TO FORM S-8 REGISTRATION STATEMENT NO. 333-17525

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67788

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-50328

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-38145

POST-EFFECTIVE AMENDMENT NO. 2* TO FORM S-8 REGISTRATION STATEMENT NO. 333-58560

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-50326

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-40978

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-87777

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-60109

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-38143

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-38141

POST-EFFECTIVE AMENDMENT, NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-94364

UNDER

THE SECURITIES ACT OF 1933

Real Industry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46‑3783818
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3700 Park East Drive, Suite 300
Beachwood, OH 44122

(Address of Principal Executive Offices including Zip Code)

Registrant’s telephone number, including area code: (805) 435‑1255

Real Industry, Inc. Amended and Restated 2015 Equity Award Plan

Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan

(Full title of the plans)

Kelly G. Howard

General Counsel, Executive Vice President and Corporate Secretary

Real Industry, Inc.

3700 Park East Drive, Suite 300
Beachwood, OH 44122

 (805) 435‑1255

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Murray Indick

John Rafferty

Morrison & Foerster LLP

425 Market St.

San Francisco, CA 94105

(415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Real Industry, Inc. (the “Company”) or its predecessors Signature Group Holdings, Inc. (“SGHI”) or Fremont General Corporation (“Fremont” and collectively with the Company and SGHI, the “Registrant”) with the Securities and Exchange Commission:

1.

Registration No. 333-204742, filed on June 5, 2015, pertaining to the registration of 1,945,890 shares of the common stock, par value $0.001 per share of the Registrant (“Shares”), issuable under the Amended and Restated 2015 Equity Award Plan;

2.

Registration No. 333-134236, filed on May 18, 2006 pertaining to the registration of 8,826,035 shares of the Registrant’s common stock (prior to the 1-for-10 reverse stock split effected by the Registrant on October 15, 2013 (“Pre-Split Shares”)), issuable under the Fremont General Corporation 2006 Performance Incentive Plan (the “2006 Plan”),

a.

as amended by Amendment No. 1 to such Registration Statement, filed on January 13, 2014, pertaining to the holding company reorganization of Signature Group Holdings, Inc. (successor to Fremont General Corporation and predecessor to the Registrant; “SGHI”) effective January 2, 2014, pursuant to which reorganization the securities and registration of SGHI (a Nevada entity) were assumed by the successor SGHI (a Delaware holding company), and

b.	as further amended by Amendment No. 2 to such Registration Statement, filed June 5, 2015, to de-register 345,890 Shares;

3.	Registration No. 333-181188, filed on May 7, 2012, pertaining to the registration of 16,173,965 Pre-Split Shares issuable under the 2006 Plan of SGHI;

4.

Registration No. 333-128955, filed on October 12, 2005, pertaining to the registration of 949,821 shares of Fremont common stock, par value $1.00 (“Fremont Shares”) issuable under the Fremont General Corporation 1997 Stock Plan (the “1997 Plan”);

5.

Registration No. 333-120721, filed on November 23, 2004, pertaining to the registration of $60 million of  deferred compensation obligations payable under the Fremont General Corporation Supplemental Executive Retirement Plan II;

6.	Registration No. 333-110217, filed on November 4, 2003, pertaining to the registration of 2,061,750 Fremont Shares issuable under the 1997 Plan;

7.	Registration No. 333-98491, filed on August 21, 2002, pertaining to the registration of 674,700 Fremont Shares under the 1997 Plan;

8.	Registration No. 333-17525, filed on December 10, 1996, pertaining to the registration of 2,068,210 Fremont Shares awarded under the 1995 Restricted Stock Award Plan of Fremont (the “1995 Plan”),

a.	as amended by Amendment No. 1 to such Registration Statement, filed on December 12, 1997, pertaining to the registration of 2,068,210 Fremont Shares awarded under the 1995 Plan,

b.	as amended by Amendment No. 2 to such Registration Statement, filed on December 28, 1998 pertaining to the registration of 4,136,420 Fremont Shares awarded under the 1995 Plan,

c.	as amended by Amendment No. 3 to such Registration Statement, filed on March 13, 2000 pertaining to the registration of 4,136,420 Fremont Shares awarded under the 1995 Plan,

d.	as amended by Amendment No. 4 to such Registration Statement, filed on November 22, 2000 pertaining to the registration of 4,136,420 Fremont Shares awarded under the 1995 Plan, and

e.	as amended by Amendment No. 5 to such Registration Statement, filed on December 28. 2001, pertaining to the registration of 4,136,420 Fremont Shares awarded under the 1995 Plan;

9.	Registration No. 333-67788, filed on August 17, 2001, pertaining to the registration of 586,200 Fremont Shares under the 1997 Plan;

10.

Registration No. 333-50328, filed on November 20, 2000, pertaining to the registration of 250,000 Fremont Shares issuable under the Fremont Supplemental Retirement Plan (“SRP”) and 1,750,000 Fremont Shares issuable under the Fremont Senior Supplemental Retirement Plan (“SSRP”),

a.	as amended by Amendment No. 1, filed on July 24, 2001, pertaining to the deregistration of Fremont Shares under, and termination of, the SRP and SSRP;

11.	Registration No. 333-38145, filed on October 17, 1997, pertaining to the registration of 75,000 Fremont Shares issuable under the SRP and 925,000 Fremont Shares issuable under the SSRP,

a.	as amended by Amendment No. 1, filed on July 24, 2001, pertaining to the deregistration of Fremont Shares under, and termination of, the SRP and SSRP;

12.	Registration No. 333-58560, filed on April 9, 2001, pertaining to the registration of 3,000,000 Fremont Shares issuable under the Fremont General Corporation Supplemental Executive Retirement Plan,

a.	as amended by Amendment No. 1, filed on June 29, 2001, pertaining to the deregistration of Fremont Shares under, and termination of, the SRP and SSRP, later withdrawn by the Registrant;

13.

Registration No. 333-50326, filed on November 20, 2000, pertaining to the registration of 7,000,000 Fremont Shares issuable under the Fremont and Affiliated Companies Investment Incentive Program (“FACIIP”);

14.	Registration No. 333-40978, filed on July 7, 2000, pertaining to the registration of 2,187,900 Fremont Shares issuable under the 1997 Plan;

15.	Registration No. 333-87777, filed on September 24, 1999, pertaining to the registration of 569,000 Fremont Shares issuable under the 1997 Plan;

16.	Registration No. 333-60109, filed on July 29, 1998, pertaining to the registration of 518,000 Fremont Shares issuable under the 1997 Plan;

17.	Registration No. 333-38143, filed on October 17, 1997, pertaining to the registration of 3,500,000 Fremont Shares issuable under the FACIIP;

18.	Registration No. 333-38141, filed on October 17, 1997, pertaining to the registration of 1,426,368 Fremont Shares issuable under the 1997 Plan; and

19.

Registration No. 033-94364, filed on or about July 6, 1995, for the registration of Fremont Shares under the Amended Non-Qualified Stock Option Plan of 1989 (the “1989 Plan), as amended by Amendment No. 1, pertaining to the de-registration of 76,368 Fremont Shares issuable under the 1989 Plan.

The Registrant notes that only the Registration Statements described in numbers 1 – 3 above to relate to employee benefit plans for which the Registrant has outstanding awards or capacity to make additional awards. However, the Company is filing the Post-Effective Amendment to make clear that all Registration Statements either currently in use or associated with legacy employee benefit plans are terminated.

The Registrant is terminating each of the Registration Statements and deregistering the remaining Shares,  Pre-Split Shares, Fremont Shares, or other securities, as applicable, that are registered but unsold under these Registration Statements, if any, in accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares, Pre-Split Shares, Fremont Shares, or other securities, as applicable that had been registered for issuance that remain unsold at the termination of the offerings. The Registrant hereby removes from registration any and all such securities of the Registrant and its predecessors that are registered but unsold at the termination of the offerings. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Shares, Pre-Split Shares, Fremont Shares, and other securities, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairfax,  Commonwealth of Virginia, on this 30th day of March 2018.

REAL INDUSTRY, INC.

By:	/s/ Kelly G. Howard
Kelly G. Howard
General Counsel, Executive Vice President and
Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kelly G. Howard as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment to Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael J. Hobey	President, Interim Chief Executive Officer and Chief Financial Officer	March 30, 2018
Michael J. Hobey

/s/ Peter C.B. Bynoe	Director	March 30, 2018
Peter C.B. Bynoe

/s/ William Hall	Director and Chairman of the Board	March 30, 2018
William Hall

/s/ Patrick E. Lamb	Director	March 30, 2018
Patrick E. Lamb

/s/ Joseph McIntosh	Director	March 30, 2018
Joseph McIntosh